Exhibit 10.40

MANAGEMENT UNDERTAKINGS AGREEMENT

GERMAN PASQUALE QUIROGA VILARDO

EDUARDO KHAIR CHALITA

NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

CNOVA COMÉRCIO ELETRÔNICO S.A.

CNOVA N.V.

July 23rd, 2014

MANAGEMENT UNDERTAKINGS AGREEMENT

By this Management Undertakings Agreement dated as of July 23rd, 2014 (“Agreement”), the parties:

(1)                              GERMAN QUIROGA PASQUALE VILARDO, Brazilian, separated, engineer, holder of Identity Card no. 7354705-1 issued by the IFP, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 009.943.227-71, resident and domiciled in the city of São Paulo, state of São Paulo, with office at Rua Gomes de Carvalho, 1609, 7th floor (“Quiroga”);

(2)                              EDUARDO KHAIR CHALITA, Brazilian, divorced, engineer, holder of Identity Card no. 04340487-0 issued by IFP/RJ, enrolled with the CPF/MF under No. 600.137.107-53, resident and domiciled in the city of São Paulo, state of São Paulo, with office at Rua Gomes de Carvalho, 1609, 7th floor (“Chalita” and, jointly with Quiroga, the “Executives” and each an “Executive”);

(3)                              NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A., a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 09.358.108/0001-25, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609/1617, 7th floor, herein represented pursuant to its bylaws (hereinafter referred to as “NPC”);

(4)                              CNOVA COMÉRCIO ELETRÔNICO S.A., formerly named BRUXELAS EMPREENDIMENTOS E PARTICIPAÇÕES S.A., a corporation incorporated under the laws of Brazil, enrolled with CNPJ/MF under No. 07.170.932/0001-07, with head offices in the city of São Paulo, state of São Paulo, at Rua Gomes de Carvalho, 1609, 3rd - 7th floor, herein represented pursuant to its bylaws (hereinafter referred to as “Nova OpCo”);

(5)                              CNOVA N.V., a company incorporated under the laws of the Netherlands, with head offices in Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven, Amsterdam herein represented pursuant to its articles of incorporation (hereinafter referred to as “Cnova”).

The Executives, NPC, Nova OpCo and Cnova are hereinafter jointly referred to as “Parties”, and each of them is individually and indistinctively referred to as “Party”.

WHEREAS:

(A)                            Under a project of reorganization of the e-commerce businesses of the Casino Group (“E-Commerce Restructuring”), on July 21st, 2014, NPC approved the contribution of its operating assets and liabilities into Nova OpCo, its wholly-owned subsidiary at the time;

(B)                            On July 23rd, 2014, CBD, Via Varejo, Quiroga, Chalita and other shareholders executed the new Shareholders’ Agreement of NPC, establishing rules to regulate (i) the composition of the management of NPC, and (ii) restrictions on the disposal of Shares (as defined in the Shareholders’ Agreement) and on the disposal of Cnova Shares (“Shareholders’ Agreement”);

(C)                            As part of the E-Commerce Restructuring, Casino Guichard-Perrachon (“CGP”), the ultimate controlling shareholder of NPC, CBD and Via Varejo, established Cnova to concentrate under a single holding company the e-commerce businesses of (i) NPC, which conducts e-commerce business in Brazil, and (ii) CGP, including CDiscount and CDiscount International BV, each wholly-owned by Casino Entreprise and which conduct e-commerce business in France and abroad;

(D)                            Once the E-Commerce Restructuring is completed, Nova OpCo shall become directly and wholly-owned by Cnova, therefore CBD, Via Varejo, Quiroga and Chalita jointly have become indirect holders of 53,5% of the total capital of Cnova;

NOW, THEREFORE, THE PARTIES AGREE to enter into this Agreement, which shall be governed by the following terms and conditions:

1                                      DEFINITIONS AND INTERPRETATION

1.1                            Definitions. The capitalized terms below, when used in this Agreement, as well as their plural or singular, male or female form, shall have the following meanings:

“Affiliate” means any company that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Party. It is further included in the concept of “Affiliate”, the officers, employees, consultants, agents or proxies of an Affiliate or Party, as the case may be.

“CBD” means Companhia Brasileira de Distribuição.

“CGP” means Casino Guichard-Perrachon.

“Chalita” means Eduardo Khair Chalita.

“Cnova” means Cnova N.V.

“Competitor” has the meaning set forth in Section 3.1(i).

“Confidential Information” has the meaning set forth in Section 5.1.1.

“Confidentiality Obligation” has the meaning set forth in Section 5.1.

“E-Commerce Restructuring” has the meaning set forth in Recital (A)

“E-Commerce” means the non-presential sales in any of its forms, including media such as internet websites, mobile applications, telesales, as operated by Nova OpCo.

“Executives” means, collectively, Quiroga and Chalita.

“Executives/Minority Shareholders’ Voting Agreement” means the Voting Agreement among Quiroga, Chalita and other minority shareholders of the Company dated July 23rd, 2014.

 “ICC Rules” has the meaning set forth in Section 11.3.

“ICC” means the International Chamber of Commerce.

“Nova OpCo” means Cnova Comércio Eletrônico S.A., formerly named Bruxelas Empreendimentos e Participações S.A.

“NPC” means Nova Pontocom Comércio Eletrônico S.A.

“Operational Agreement” means the Operational Agreement among the Company, Via Varejo and CBD dated October 17, 2013, as amended.

“Quiroga” means German Quiroga Pasquale Vilardo.

“Shareholders’ Agreement” means the definition set forth in Recital (A).

“Subsidiaries” means the companies (or other forms of organization) in which the Parties, jointly or individually, may have an interest, at any time, directly or indirectly.

“Via Varejo” means Via Varejo S.A.

“Willful Misconduct” means any intentional or wanton conscious act or omission as constitutes, in effect, a willful, intentional, conscious, reckless and utter disregard of any provision of this Agreement or of applicable law.

1.2                            Interpretation. In this Agreement, except to the extent that the context requires otherwise:

1.2.1                   Any reference to the sections and appendices shall be deemed a reference to sections of this Agreement;

1.2.2                   Headings used in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3                   Reference to a “person” shall be deemed to include any natural person, corporation, company, consortium, joint venture, funds, governmental authority, or other incorporated or unincorporated entity or association, and unless the context otherwise requires, the singular shall be deemed to include the plural and vice versa;

1.2.4                   The words “include” and “including” are to be construed without limitation;

1.2.5                   A reference to a “day” means a calendar day according to the civil calendar; a reference to “a month” means any period of thirty (30) consecutive days; and a reference to “a year” means a calendar year according to the civil calendar.

2                                      PURPOSE OF THE AGREEMENT

This Agreement establishes the terms, conditions and additional obligations that must be observed by each Executive in being part of the management of NPC, Nova OpCo and/or Cnova and in becoming indirect shareholders of Cnova.

3                                      NON COMPETE

3.1                            Throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy directly or indirectly (including through ownership of shares of NPC) beneficial ownership of shares issued by Cnova, and for a period of twelve (12) months as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, Nova OpCo and/or Cnova, regardless of the reason or cause, or (ii) the date of the effective transfer of the direct or indirect beneficial ownership of all shares issued by Cnova beneficially owned by the Executive, as applicable, each Executive shall not perform, whether directly or indirectly, including through its respective agents, relatives or companies directly or indirectly controlled by him or under common control, any of the following activities in Brazil and any other country where Cnova and its Subsidiaries have activities:

(i)                                   directly or indirectly, for remuneration or not: (a) compete with Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries or join any association with any competitor of NPC, Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries (“Competitor”); or (b) be an employee, officer, member or otherwise provide services to any Competitor; and/or

(ii)                                directly or indirectly participate, acquire equity interest or interest, or otherwise be linked, in any way, in any role (other than the consumer), to any Competitor who, directly or indirectly, exploits any part of the business operated by NPC, Nova OpCo and/or Cnova or any of their Affiliates and Subsidiaries.

4                                      NON SOLICIT

4.1                            Throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy directly or indirectly (including through ownership of shares of NPC) beneficial ownership of shares issued by Cnova, and for a period of twelve (12) months as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, Nova OpCo and/or Cnova, regardless of the reason or cause, or (ii) the date of the effective transfer of direct or indirect beneficial ownership of all shares issued by Cnova beneficially owned by the Executive, as applicable, each Executive shall not perform, whether directly or indirectly, including through its respective agents, relatives or companies directly or indirectly controlled by him or under common control, any of the following activities in Brazil and any other country where Cnova and its Subsidiaries have activities:

(i)                                   directly or indirectly, individually or on behalf of third parties for remuneration or not: (a) request, assist or induce any customer to (a.i) purchase or sell products or services to or from, or otherwise use the services of a Competitor, (a.ii) enter into any agreement or do business with any Competitor (a.iii) terminate or in any way impair their relationship with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their respective Affiliates, except the acts related to its management in NPC, Nova OpCo and/or Cnova, (a.iv) not start a relationship with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their respective Affiliates, (a.v) buy or sell products or to negotiate or in any way contract services from any Competitor, or (b) assist or help any other entity with the aim of approaching customers in relation to the previous cases; and/or

(ii)                                directly or indirectly, individually or on behalf of third parties for remuneration or not, (a) solicit, assist or induce any entity associated with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates to terminate their association with CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates, as applicable, or (b) assist or help any other entity in hiring or identification for the purpose of recruitment and selection of any entity that is linked to CBD, Via Varejo, NPC, Nova OpCo and/or Cnova or their Affiliates; and/or

(iii)                             directly or indirectly participate, acquire equity interest or interest, or otherwise be linked, in any way, in any role (other than the consumer), to any Competitor who, directly or indirectly, exploits any part of the businesses operated by NPC, Nova OpCo and/or Cnova or any of its Affiliates and Subsidiaries.

5                                      CONFIDENTIALITY

5.1                            The Executives shall maintain in absolute confidentiality all information mentioned in this Agreement or in connection with the Shareholders’ Agreement and the Operational Agreement, as well as all Confidential Information (as defined below) throughout the entire period in which they hold offices in the administration of NPC, Nova OpCo and/or Cnova or enjoy beneficial ownership of shares issued by Cnova, and for a period of two (2) years as from the later of (i) the date which the Executive leaves or is dismissed from the management of NPC, regardless of reason or cause, Nova OpCo and/or Cnova or (ii) until the transfer of direct or indirect beneficial ownership of all shares issued by Cnova beneficially owned by the Executive, regardless of reason or cause (the “Confidentiality Obligation”).

5.1.1                   The Confidentiality Obligation applies to any and all information, documents, data, analysis, reports of a financial, commercial, accounting, technological, administrative and legal nature or of any other, furnished by any means whatsoever (physical or electronic), regardless its express confidentiality, issued by or related to NPC, Nova OpCo and/or Cnova, any of its subsidiaries or controlled companies or any of its shareholders. The Confidential Information further includes the comments made at debates and meetings, as well as balance sheets and trial balance sheets (except if the disclosure thereof is required pursuant to law or regulation), formulas, charts, plans, procedures, sketches, blueprints, photographs, drawings, specifications, client and supplier lists, proposals, prices or costs, marketing definitions and information, acquired or otherwise provided by NPC, Nova OpCo and/or Cnova, by any of its subsidiaries or controlled companies or by any of its shareholders or with its help thereof (the “Confidential Information”).

5.2                            Exception to the Concept of Confidential Information. Confidential Information does not include information that: (i) at the time of disclosure of such information, already is or becomes, provided that not by violation of the Confidentiality Obligation or of any other obligation regarding confidentiality, of the public domain, (ii) the party has received from third parties, provided that the latter do not violate any Confidentiality Obligation, (iii) may have to be disclosed as a result of the law, court and/or the competent authorities order, in a court or administrative proceeding, provided that such order has not been requested by the party that disclosed it, with due regard for the provisions set out below, or (iv) is disclosed within the normal course of business, including, but not limited to, institutional and/or advertising materials or disclosure of corporate acts, in compliance with applicable rules and legislation.

5.3                            Disclosure of Confidential Information. If an Executive is obliged by law, by regulation or by request of any government authorities to disclose part or all of the Confidential Information, such Executive shall be authorized to disclose said Confidential Information, provided that it promptly notifies NPC, Nova OpCo and Cnova, with enough time to allow them to perform any measures or appeals that may be appropriate. The Executive will reveal only such information as legally required, and shall exert every best effort to obtain confidential treatment to any Confidential Information that is so revealed. Any notice or communication to the market regarding the execution of this Agreement and the activities of NPC, Nova OpCo and/or Cnova shall be jointly approved by the Executives and NPC, Nova OpCo and/or Cnova, as applicable.

6                                      TRAINING OF SUCCESSORS

Considering the wide experience of the Executives in business development relating to the corporate purpose of NPC and its Subsidiaries, they agree, during the term of office and as long as they are shareholders or managers of NPC, Nova OpCo or Cnova, as applicable, to mentor and train junior executives who have the conditions to succeed the Executives as officers of NPC, Nova OpCo, Cnova or any of its Affiliates and Subsidiaries.

7                                      RULES FOR BEHAVIOR STANDARDS

7.1                            The Executives shall exercise the duties inherent to the positions to which they were appointed or hired, as the case may be, with due regard for the attributes, responsibilities and limits set by the bylaws of NPC, Nova OpCo and/or Cnova, as applicable, as well as by the Operational Agreement, the Shareholders’ Agreement and applicable law.

7.1.1                   Without prejudice to the legal and statutory obligations and responsibilities, each Executive undertakes:

(i)                                  To serve NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, and to exert their very best efforts in the performance of their duties, exclusively so as to promote the business and interests of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable;

(ii)                               To exercise their attributions strictly pursuant to the law, always seeking to both preserve and improve the image and the good relations of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries with its clients;

(iii)                            To maintain in the most complete confidentiality, all strategic and/or relevant information, business secrets, client lists, operating and business methods and such other information as is related to the activities performed by NPC, Nova OpCo, Cnova and/or any of its Subsidiaries;

(iv)                           To always act with the care and diligence that an active and upstanding individual would use in the management of his/her own business;

(v)                              To take all measures needed to ensure that the individuals providing services to NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, employees or not, will be qualified with regard to their education, training, and professional experience for the rendering of services designated to them;

(vi)                           To abstain from performing any action that, in a judgment rendered in good faith: (x) might reasonably be expected to violate or cause NPC,

Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries to violate any law, rule, regulations, order, or decree of a governmental entity, court, or regulatory agency; or (y) might reasonably be expected to violate or cause NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries to violate in-house regulations regarding the management and governance of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, operating policies adopted from time to time by NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, and communicated to all its officers, or contracts and agreements entered into by NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, or by Via Varejo, when said documents apply to NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, and its execution thereof is duly informed to the Executives;

(vii)                        To inform the board of directors of NPC, Nova OpCo and/or Cnova, as to any and all opportunities for business and projects that are pertinent to the activities of NPC, Nova OpCo, Cnova and/or any of its Affiliates and Subsidiaries, as applicable, of which it is aware, as well as to take such measures as are needed for its implementation, if approved by the board of directors, depending on the event; and

(viii)                     To conduct all activities relating to or arising from any service rendered to NPC, Nova OpCo and/or Cnova in good faith and in compliance with its fiduciary duties, as well as to avoid any action that might be equivalent to an act of infringement, gross negligence, or Willful Misconduct.

8                                      RESTRICTION ON OTHER AGREEMENTS

The Executives shall not enter into any agreement relating to NPC, Nova OpCo and Cnova, including shareholders and voting shareholders, among themselves and/or with any third party, except for the provisions of the Shareholders’ Agreement, the Executives/Minority Shareholders’ Voting Agreement and the Operational Agreement and for the agreements entered into in connection with the E-Commerce Restructuring.

9                                      NOTICES

9.1                            Notices and invoices shall only be deemed as duly delivered or sent, if delivered in person, sent by registered mail or fax, to the addresses below:

If to the Quiroga:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Mr. German Pasquale Quiroga Vilardo
E-mail: quiroga@novapontocom.com.br

If to Chalita:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Mr. Eduardo Khair Chalita
E-mail: chalitaeduardo@gmail.com

If to NPC:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Chief Executive Officer
Fax.: +55 (11) 4949-8001
Email: quiroga@novapontocom.com.br

If to Nova OpCo:

Rua Gomes de Carvalho, 1609/1617, 7th floor
04547-000. São Paulo — SP
Attn.: Chief Executive Officer
Fax.: +55 (11) 4949-8001
Email: quiroga@novapontocom.com.br

If to Cnova:

Professor Dr Dorgelolaan 30D, 5613 AM Eindhoven
Amsterdam, Netherlands
Attn.: General Counsel
Email: david.mosse@cnovagroup.com

9.2                            Such notices delivered in accordance with Section 9.1 and made by:

9.2.1                   Delivery in person shall be delivered during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time the notification is received;

9.2.2                   Correspondence with return receipt request shall be deemed to have been delivered on the date indicated in the return receipt request, and

9.2.3                   Any fax shall be transmitted during the normal business hours, on business days at the addressee’s head office, and shall be deemed to have been delivered at the time of written confirmation of complete and successful transmission of the fax.

10                               MISCELLANEOUS

10.1                     Specific performance. The specific performance of any obligations contained herein may be required by the non-defaulting party or the creditor, as applicable, of such obligation pursuant to the Brazilian Code of Civil Procedure.

10.2                     Entire Agreement. Except as expressly provided for herein, this Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes any understandings, commitments, negotiations, agreements, contracts (executed or not) or representations, oral or written, prior to this document.

10.3                     Exclusion of invalid Provisions. If any of the provisions of this Agreement, or any part thereof, is annulled, declared illegal or deemed invalid or unenforceable for any reason, the validity and enforceability of the remaining provisions shall not be affected or impaired in connection with any of the Parties. In case of any illegality, invalidity or ineffectiveness, the Parties agree to discuss in good faith the relevant amendments hereto in order to reinstate this Agreement and preserve and give effect to the original intent of the parties.

10.4                     Waiver and amendment

10.4.1            No waiver of any right to any of the parties arising out of this Agreement shall be effective if it is not expressly written.

10.4.2            Failure of either Party to exercise any right it may have herein or in the applicable law or failure to apply any possible measure, penalty or sanction shall not operate as a waiver or novation, and shall not, therefore, be construed as a desistance of their application in case of recurrence. No waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding on any of the Parties, unless confirmed in writing. No waiver by either Party of any term or provision hereof or any default hereunder shall affect the rights of said party to enforce thereafter such term or provision or to exercise any legal right or remedy in the event of any other default, whether similar or not.

10.4.3            This Agreement may not be changed or amended except in writing and executed by all Parties.

10.5                     Further assurances. Each of the Parties shall use its reasonable efforts to: (i) ensure that any third party performs such other acts and execute and deliver such other documents as required to comply with the provisions hereof; and (ii) ensure that the other Party may require from any third parties all such acts and measures as required to the compliance with this Agreement.

10.6                     Independent contractors. Nothing herein shall create or be construed as creating a partnership or an association of any kind or as an obligation to any Party of any duty, obligation or liability as to a partnership, joint venture, agency, fiduciary relationship, membership, or any other business entity recognized by law for any purpose. Rights, benefits, liabilities and obligations of the Parties hereunder shall be joint and not several.

10.7                     Assignment

10.7.1            Neither Party may assign this Agreement or the rights and obligations arising out of this Agreement, wholly or in part, without the express prior written consent of the other Party.

10.7.2            Notwithstanding the provisions of Section 10.7.1 above, the parties acknowledge and agree that in the event of any corporate reorganization involving any of the Parties, all surviving companies succeeding the applicable Party wholly or in part (regardless of new or existing ones) fully undertake and are subject to all rights and obligations of the applicable as provided for herein.

10.8                     Irrevocability and irreversibility. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assigns in any way.

10.9                     Anti-corruption legislation. The Parties mutually state that they have not performed any act or omission that could result in a breach of the obligations of Law No. 12,846 of August 1, 2013.

11                               APPLICABLE LAW AND ARBITRATION

11.1                     Applicable law. This Agreement shall be governed and construed pursuant to the laws of the Federative Republic of Brazil.

11.2                     Amicable settlement. Any dispute arising from or related to this Agreement shall be notified in writing by one party to the other(s), and the parties shall use their best efforts to settle the dispute on an amicable basis within fifteen (15) days from the date of receipt of the latter notification.

11.3                     Arbitration. If an agreement cannot be reached pursuant to Section 11.2 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration. The place of arbitration shall be the City of São Paulo, State of São Paulo, Brazil.

11.4                     Arbitral tribunal. The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

11.5                     Language. The language of the arbitration shall be Portuguese. Any party may submit evidence in any other language provided that it is accompanied by a translation into Portuguese.

11.6                     Jurisdiction. The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

11.7                     Consolidation of proceedings. Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

11.8                     Confidentiality of arbitration. The Parties agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement in five (5) counterparts of equal form and content together with two (2) witnesses.

São Paulo, July 23rd, 2014.

(Signatures on Next Page)

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GERMAN PASQUALE QUIROGA VILARDO

/S/ German Pasquale Quiroga Vilardo

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EDUARDO KHAIR CHALITA

/s/ Eduardo Khair Chalita

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NOVA PONTOCOM COMÉRCIO ELETRÔNICO S.A.

/S/ Fernando Queiroz Tracanella	/S/ Oderi Gerin Leite
Name: Fernando Queiroz Tracanella	Name: Oderi Gerin Leite
Title: Chief Financial Officer	Title: Chief Operating Officer

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CNOVA COMÉRCIO ELETRÔNICO S.A.

/S/ Fernando Queiroz Tracanella	/S/ Oderi Gerin Leite
Name: Fernando Queiroz Tracanella	Name: Oderi Gerin Leite
Title: Chief Financial Officer	Title: Chief Operating Officer

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CNOVA N.V.

/s/ German Quiroga
Name: German Quiroga
Title: President

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Witnesses:

1.	/s/ Joao Pedro Germano Maion	2.	/s/ Giovanna Monica Vanazzi Rossi
	Name: Joao Pedro Germano Maion		Name: Giovanna Monica Vanazzi Rossi
	R.G.: 40.138.301-5 — SSP/SP		R.G.: 29.570.114-6 — SSP/SP
	CPF: 387.152.558-83		CPF: 399.044.478-61